Exhibit 5.1

14 August 2025

Board of Directors

Mallinckrodt plc

College Business & Technology Park

Cruiserath, Blanchardstown

Dublin 15

D15 TX2V

Ireland

Re:	Mallinckrodt plc – Registration Statement on Form S-8

Dear Sir/Madam

1.	BASIS OF OPINION

1.1	We are acting as Irish counsel to Mallinckrodt plc, a public company limited by shares, incorporated under the laws of Ireland with company registration number 522227 and with its registered office at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, D15 TX2V, Ireland (the “Company”) in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933 (as amended) (the “Securities Act”), with respect to 5,771,538 ordinary shares with a nominal value of US$0.01 each in the capital of the Company (the “Shares”) that may be delivered pursuant to the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan (the “Plan”).

1.2	This opinion (the “Opinion”) is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise the addressees of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this opinion (the “Documents”); and

(c)	the searches listed at 1.8 below,

and is subject to the assumptions and qualifications set out below.

1.4	We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares and the Plan, other than the Documents.

1.5	We express no opinion, and make no representation or warranty, in relation to any tax liabilities of any persons who receive such Shares in connection with any office or employment or any payroll withholding taxes relating thereto.

1.6	In giving this Opinion, we have relied upon the Corporate Certificate (as defined in the Schedule to this Opinion) and the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.7	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.8	For the purpose of giving this Opinion, we have caused to be made the following searches against the Company on 13 August 2025 (together, the “Searches”):

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for (i) any petitions filed in respect of the Company; and (ii) any proceedings filed in respect of the Company in the five years immediately preceding the date of the search.

1.9	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

2.	OPINION

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to allot and issue the Shares; and

2.2	when the Shares have been allotted and issued (and, if required, paid for in cash), pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable resolutions and the Plan, the Shares will be validly issued, fully paid up and non-assessable (which term means, when used herein, shall mean that no further sums are required to be paid by the holders thereof in connection with the allotment and issue of the Shares).

3.	ASSUMPTIONS

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Plan

3.1	that when filed with the SEC, the Registration Statement will not differ in any material respect from the latest draft that we have examined and that the Registration Statement will have become effective under the Securities Act;

3.2	that (if required under the terms of the Plan) any awards granted under the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the allotment and issue of the Shares pursuant thereto of cash in an amount at least equal to the nominal value of such Shares and any premium required to be paid up on the shares pursuant to their terms of allotment and issue and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by Section 82(6)(f) and Section 1043(4) of the Companies Act 2014 of Ireland (as amended) (the “Companies Act”) and within the time permitted by Section 1027 of the Companies Act;

3.3	that the Shares will be allotted and issued in the manner stated in the Plan;

3.4	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws (other than Irish law), including applicable U.S. federal and state securities laws;

3.5	that the granting and vesting of any awards granted under the Plan and the issue of the Shares upon vesting of such awards (and the issue of the Shares in connection with any other awards granted under the Plan) will be conducted in accordance with the terms and the procedures described in the Plan and the applicable award agreement;

3.6	that the Company has sufficient authorised but unissued share capital to issue the required number of Shares to be delivered to the recipients of any awards granted under the Plan;

3.7	that, at the time of the allotment and issuance of the Shares, the authority of the Company and the directors of the Company to allot and issue the Shares, as provided for in the Companies Act and the Memorandum and Articles of Association of the Company, is in full force and effect and that the statutory pre-emption rights have been disapplied in respect of any allotment and issuance of the Shares;

3.8	that the Company will continue to renew its authority to allot and issue the Shares in accordance with the terms and conditions set out in the Memorandum and Articles of Association of the Company and the Companies Act and that, where such authority has not been renewed, the Company will not allot or issue the Shares after such authority has expired;

Authenticity and bona fides

3.9	the completeness, accuracy and authenticity of all Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.10	where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.11	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with their duties and that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect;

3.12	that the Memorandum and Articles of Association are effective and shall not have been amended or superseded nor at that time shall there be any other terms governing the Shares other than those set out in the Memorandum and Articles of Association;

3.13	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to allot and issue the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.14	that the Registration Statement will, where necessary, be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

Accuracy of searches and warranties

3.15	the accuracy and completeness of the information disclosed in the Searches referred to in paragraph 1.8 above and that such information has not since the time of such search or enquiry been altered. It should be noted that the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; and

3.16	accordingly, it is assumed that the Searches correctly reflect that:

(a)	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Registration Statement;

(b)	there has been no alteration in the status or condition of the Company as disclosed by the Searches; and

Commercial Benefit

3.17	that the Documents have been or will be entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	DISCLOSURE

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE

documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC on or about the date of this opinion.

2.	A copy of the Plan.

3.	A copy of the Memorandum and Articles of Association of the Company.

4.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act on 9 January 2013.

5.	A corporate certificate of the secretary of the Company dated 14 August 2025 (the “Corporate Certificate”).